EXHIBIT 10.18

AMENDMENT TO
APPENDIX G TO THE HUNTINGTON INGALLS INDUSTRIES SUPPLEMENTAL PLAN 2—OFFICERS SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM (OSERP)

WHEREAS, Huntington Ingalls Industries, Inc. (the “Employer”) maintains Appendix G to the Huntington Ingalls Industries Supplemental Plan 2-Officers Supplemental Executive Retirement Plan (the “OSERP”), has the reserved right to amend the OSERP and now wishes to do so;

NOW, THEREFORE, effective January 1, 2014 the OSERP is hereby amended as follows:

1.    Add a new Section G.13 at the end thereof to read as follows:

G.13    Forfeiture of Benefits due to Voluntary Termination. This Section applies to a Participant who first becomes eligible under this Program on or after January 1, 2014. Notwithstanding any other provision of this Program, if the Participant resigns, retires or otherwise experiences a voluntary Termination of Employment within three years after the date of the Participant’s initial eligibility under this Program, the Participant shall forfeit 100% of his or her total accrued benefit under this Program. The Compensation Committee or its delegate will, in its sole discretion, determine whether a Participant’s accrued benefit is subject to forfeiture under this Section G.13; provided that no forfeiture shall occur if the Participant’s Termination of Employment is due to mandatory retirement pursuant to Company policy, death, disability, involuntary termination without cause or the divestiture of the Participant’s business unit. Any forfeiture pursuant to this Section will also apply with respect to survivor benefits or benefits assigned under a Qualified Domestic Relations Order.

2.    The OSERP, as amended herein, is hereby ratified and affirmed in all other respects.

IN WITNESS WHEREOF, Huntington Ingalls Industries, Inc. has caused this Amendment to be executed by its duly authorized representative on this 15th day of January , 2014.

HUNTINGTON INGALLS INDUSTRIES, INC.

By: /s/ William R. Ermatinger
William R. Ermatinger Vice President and Chief, Human Resources Officer